Exhibit 23.1

ERNST & YOUNG LLP



              Consent of Ernst & Young LLP, Indepenedent Auditors
              ---------------------------------------------------


We consent to the incorporation by reference in the registration statement Nos. 333-21825 and 333-21827 on Form S-8 of Point West Capital Corporation of our report dated February 29, 2000, with respect to the consolidated financial statements of Point West Capital Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                /s/Ernst & Young LLP

San Francisco, California
February 29, 2000